UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Equus Total Return, Inc.

(Name of Registrant as Specified in its Charter)

J. Philip Ferguson
Lance T. Funston
John D. White
Charles R. Ofner
Dr. Francis D. Tuggle
John P. Wade
Dr. Charles M. Boyd
Jonathan H. Godshall
Paula T. Douglass
Sam P. Douglass
Douglass Trust IV — FBO S. Preston Douglass, Jr.
Douglass Trust IV — FBO Brooke Douglass
Tiel Trust FBO Sam P. Douglass
Tiel Trust FBO Paula T. Douglass

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOR IMMEDIATE RELEASE
SEC SUBPOENAS INFORMATION ON TRADING IN EQUUS STOCK BY
COMPANIES TIED TO WHITE CARD DIRECTOR NOMINEES
Investigation into Possible Violations of Federal Securities Laws
The Committee to Enhance Equus Mails Letter Urging Stockholders
to Vote the GOLD Proxy Card Today
     HOUSTON, May 3, 2010 — On April 26, 2010, the Securities and Exchange Commission issued a subpoena and notice that it was conducting an investigation into possible violations of federal securities laws in connection with trading in Equus Total Return, Inc. (NYSE: EQS) stock by certain companies, including Versatile Systems, Inc.
The current majority of Equus’ Board of Directors has nominated on its white card four new director candidates from Versatile Systems—Benedetti, des Pallieres, Hardy and Atkinson—for election at the Company’s annual meeting, scheduled for May 12, 2010.
The Committee to Enhance Equus, which owns 11.4% of the outstanding shares of Equus and is collectively the Company’s largest stockholder, announced that it is mailing a letter to stockholders urging them to throw out the white card and to vote the Committee’s GOLD proxy card today.
The complete text of the letter from the Committee is below and can be found at: www.ourmaterials.com/enhanceequus.
SEC SUBPOENAS INFORMATION ON TRADING IN EQUUS STOCK BY
COMPANIES TIED TO WHITE CARD DIRECTOR NOMINEES
INVESTIGATION INTO POSSIBLE VIOLATIONS OF FEDERAL SECURITIES LAWS
VOTE THE COMMITTEE’S GOLD PROXY CARD TODAY
     Dear Equus Stockholder,
With the 2010 Annual Meeting of Equus Stockholders only days away, The Committee to Enhance Equus, which collectively owns approximately 11.4% of the outstanding shares of Equus and is the Company’s largest stockholder, urges you to consider the facts:
FACT:	THE SEC HAS SUBPOENAED INFORMATION REGARDING TRADING IN EQUUS STOCK BY VERSATILE SYSTEMS — REPRESENTED BY FOUR NEW DIRECTOR NOMINEES OF THE “HOLDOVER 5 MAJORITY” — IN CONNECTION WITH POTENTIAL SECURITIES LAW VIOLATIONS
On April 26, 2010, the Securities and Exchange Commission issued a subpoena and notice that it was conducting an investigation into possible violations of federal securities laws in connection with trading in Equus stock by certain companies, including Versatile Systems, Inc. This is particularly troubling since four new director nominees —Benedetti, des Pallieres, Hardy and Atkinson (the “Versatile 4”) — who have been proposed by the current five-member majority of the Board (the “Holdover 5 Majority”) are either directors or officers of Versatile Systems.
Equus stockholders should ask themselves: Why hasn’t the Holdover 5 Majority disclosed this troubling subpoena to stockholders who are currently casting their votes?
FACT:	PUBLIC COURT RECORDS CITE ARREST FOR FALSE ACCOUNTING AND INCARCERATION OF HOLDOVER 5 MAJORITY NOMINEE ALESSANDRO BENEDETTI
Equally alarming, Alessandro Benedetti, one of the Versatile 4 director nominees proposed by the Holdover 5 Majority, was also the subject of a criminal investigation which led to his arrest on charges including false accounting for which he subsequently pled guilty and accepted a sentence of imprisonment, according to a Justice on the High Court of Justice Chancery Division of the United Kingdom. The Holdover 5 Majority and Mr. Benedetti recently published a narrow, obscure denial attempting to argue that the arrest and imprisonment were somehow not criminal in nature. We strongly disagree and ask that you read what Justice Patten of the High Court wrote about Mr. Benedetti’s previous attempts to make this argument:
“Although when asked about this in cross-examination [Mr. Benedetti] suggested that this did not amount to and should not be treated as a criminal conviction, it seems obvious to me that the opposite is the case.” (emphasis added)
Equus stockholders should ask themselves: Is this who you want representing your interests on the Equus Board of Directors? The Committee believes stockholders deserve a Board with integrity and has put forth nine highly qualified, principled nominees. Vote the Committee’s GOLD proxy card today.
FACT:	EQUUS HAS SUFFERED A 65% DECLINE IN STOCK PRICE OVER THE PAST FIVE YEARS
Equus stockholders should demand core change in the Board. From June 2005 until June 2009, during the time that Moore, Clayton Capital Advisors, Inc. (MCCA) was Equus’ investment adviser, Equus’ stock price declined 61%. The downward spiral continued to a total decline of 65% as of March 26, 2010.1 Kenneth Denos was the President and CEO of MCCA, and is CEO of MCC Global N.V. MCC Global introduced the Versatile 4 to Equus, and Mr. Denos, a member of the Holdover 5 Majority, nominated them to the Board. A 65% decline in stock price should be more than enough for stockholders to suffer.
We believe core change on the Equus Board is necessary. We also believe that returning the Holdover 5 Majority is NOT core change.
The Holdover 5 Majority is also asking you to support the Versatile 4, the four new director nominees who represent the interests of only ONE stockholder, Versatile Systems.
In contrast, the Committee’s candidates would bring a desperately needed fresh perspective to Equus and would oversee the implementation of disciplined strategies designed to enhance and sustain value for all Equus stockholders. For continuity, our nominees include two current members of the Board and a former officer of Equus.
Equus stockholders should ask themselves: Isn’t it time for a core change in the Equus boardroom? Vote the Committee’s GOLD proxy card today.
FACT:	COMMITTEE NOMINEES PLAN TO REVERSE DAMAGE INFLICTED ON EQUUS STOCKHOLDERS
The Committee’s nominees plan to reverse the course of Equus and put our company back on track to increasing value for all Equus stockholders. The Committee’s nominees, if elected, intend to implement a variety of strategies to enhance stockholder value, including:

•	Initiating a formal search for and installing a CEO — a vacant position — with fund management experience;

•	Establishing a committee to critically assess past investments, particularly those originated by MCCA, and immediately implementing preservation of value strategies;

•	Returning Equus to a principled investment approach by investing in profitable companies with a history of earnings, while also pursuing secured mezzanine opportunities for both current income and dividend yields; and

•	Restoring sound corporate governance practices to the boardroom.
Equus stockholders should ask themselves: Would you rather that Equus execute a thoughtful plan designed to enhance value for all Equus stockholders OR continue to pursue a hollow, undefined investment strategy that has failed? Vote the Committee’s GOLD proxy card today.
FACT:	THE COMMITTEE TO ENHANCE EQUUS OWNS 11.4% OF EQUUS STOCK AND IS CLOSELY ALIGNED WITH THE INTERESTS OF ALL EQUUS STOCKHOLDERS
The Committee and its highly qualified, talented and experienced nominees collectively own 11.4% of Equus stock making us the Company’s largest stockholder. Our slate of director nominees is comprised of widely respected, well-connected leaders in their respective communities and industries. If elected, our nominees have the motivation and experience to act in the best interests of all Equus stockholders.
The Holdover 5 Majority and the Versatile 4 collectively own ONLY ONE HALF OF ONE PERCENT of Equus common stock personally.
Richard Bergner, the current Chairman of the Board and a member of the Holdover 5 Majority, has NEVER OWNED A SINGLE SHARE OF EQUUS STOCK.
Equus stockholders should ask themselves: Wouldn’t you rather have a Board comprised of directors with a meaningful stake in the Company’s future? Vote the Committee’s GOLD proxy card today.
THE ANNUAL MEETING IS ONLY DAYS AWAY
VOTE THE COMMITTEE’S GOLD PROXY CARD TODAY
The Committee’s nominees will bring integrity, discipline, experience and principled investment strategies back to Equus, for the benefit of ALL stockholders. We’ve provided you with the facts, now it is time to vote — vote the Committee’s GOLD proxy card today.
We encourage you to read our proxy statement and related materials, which are available at no cost at www.ourmaterials.com/enhanceequus. If you have any questions, or need assistance voting your GOLD proxy card, please contact MacKenzie Partners, Inc., which is assisting us in this solicitation, at (800) 322-2885 (toll-free) or (212) 929-5500 (call collect) or by email at enhanceequus@mackenziepartners.com. You may also be able to vote by telephone or internet by following the instructions on the enclosed vote form.
Sincerely,
THE COMMITTEE TO ENHANCE EQUUS

[1]	The last trading day before members of the Committee announced their intention to launch a proxy contest

If you have any questions, require assistance in voting your shares, or need additional copies of The Committee To Enhance Equus’ proxy materials, please call
MacKenzie Partners at the phone numbers listed below.
105 Madison Avenue
New York, NY 10016
enhanceequus@mackenziepartners.com
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

THE COMMITTEE TO ENHANCE EQUUS HAS FILED A DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE SOLICITATION OF PROXIES FOR USE AT EQUUS TOTAL RETURN, INC.’S ANNUAL MEETING, INCLUDING INFORMATION RELATING TO THE COMMITTEE, OUR NOMINEES AND THE PARTICIPANTS IN THIS SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE TO EQUUS STOCKHOLDERS FROM THE PARTICIPANTS AT NO CHARGE AT WWW.OURMATERIALS.COM/ENHANCEEQUUS AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 15, 2010.
This letter includes forward-looking statements. Except for the historical information contained herein, the matters discussed in this letter are forward-looking statements that involve certain risks and uncertainties such as the Committee’s plans and expectations regarding Board initiatives. These risks and uncertainties include, among other things, market and economic conditions. If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The Committee disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.
# # #
Contact:
MacKenzie Partners, Inc.
Mark Harnett or Bob Marese, 212-929-5500
Joele Frank, Wilkinson Brimmer Katcher
James Golden or Meaghan Repko, 212-355-4449